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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  October 21, 1999
                       ---------------------------------

                          FIRST PLACE FINANCIAL CORP.
                          ---------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                    0-25049                           34-1880130
--------                                    -------                           ----------
(State or other jurisdiction        (Commission File Number)        (IRS Employer Identification #)
  of incorporation)

185 E. Market Street, Warren, OH                            44482
----------------------------------------                    -----
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including are code   (330) 373-1221
------------------------------------------------------------------

                                      N/A
                                      ---
         (Former name or former address, if changed since last report)

Item 5  Other Events

     First Quarter Financial Information Press Release............

Item 7 Financial Statements & Exhibits


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FIRST PLACE FINANCIAL CORP.

Date:  October 21, 1999                By:  /s/  Steven R. Lewis
       ----------------                     --------------------
                                       Steven R. Lewis,
                                       President and CEO
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For Immediate Release                      For Further Information:
Thursday, October 21, 1999                 Steven Lewis, President and CEO
                                           Troy Adair, Investor Relations
                                           Phone (330) 373-1221
                                           Fax   (330) 392-8227


        First Place Financial Corp. Announces Earnings for First Quarter

Warren, Ohio, October 21, 1999 First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Federal Savings and Loan Association of Warren (the "Association"), reported net income of $2.4 million, or $.24 per basic and diluted share, for the first quarter ended September 30, 1999. Net income for the comparable period a year ago was $1.2 million.

Total assets were $795.9 million at September 30, 1999, up 6.5% from June 30, 1999. This increase was due to continued strong growth in loans receivable and an increase in the size of the securities portfolio. Loans receivable increased $33.3 million, or 7.3%, to $487.1 million at September 30, 1999. The increase was driven primarily by growth in residential mortgage loans along with slight increases in consumer, multi-family and commercial real estate loans.

Deposits increased from $429.2 million at June 30, 1999 to $438.7 million at September 30, 1999. Total borrowings increased $46.2 million during the quarter to $195.4 million at September 30, 1999. This increase was used to fund the growth in loans and securities.

Total shareholders' equity declined to $152.0 million at September 30, 1999 from $158.1 million at June 30, 1999. This decline was primarily the result of the Company's purchase of 4% of its outstanding stock to fund the First Place Financial Corp. 1999 Incentive Plan. This plan was approved by shareholders at a special shareholders meeting held on July 2, 1999.

The Association has eleven full service offices located throughout Trumbull and Mahoning counties along with six loan production offices spread throughout Northeastern Ohio. Additional information about the Association may be found on its web site: www.firstfederalofwarren.com.
               ----------------------------
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FIRST PLACE FINANCIAL CORP
Selected Consolidated Financial Condition Data:
(Unaudited)

                                          September 30,    June 30,       %
($ in thousands)                             1999            1999       Change
------------------------------------------------------------------------------


Total assets                              $795,908        $747,332      6%
Loans receivable, net                      487,054         453,791      7%
Loans available for sale                       565             945    -40%
Allowance for loan losses                    3,663           3,623      1%
Non performing assets                        1,813           1,782      2%
Securities available for sale              260,172         249,159      4%
Deposits                                   438,681         429,225      2%
Federal Home Loan Bank Advances            120,964          94,811     28%
Repurchase Agreements                       74,430          54,430     37%
Total shareholders' equity                 151,964         158,054     -4%


                                            Three Months Ended
                                               September 30,              %
Selected Consolidated Operations Data:       1999            1998      Change
-------------------------------------------------------------------------------
($ in thousands except per share amounts)

Total interest income                      $13,399         $11,215      19%
Total interest expense                       6,790           6,700       1%
                                          --------        --------
   Net interest income                       6,609           4,515      46%
Provision for loan losses                      169             183      -8%
                                          --------        --------
   Net interest income after provision       6,440           4,332      49%

Non interest income                            480             458       5%
Gain (loss) on sale of securities                0               0      N/M
Gain (loss) on sale of loans                    79               0      N/M
Non interest expense                         3,485           2,900      20%
                                          --------        --------

   Income before federal income tax          3,514           1,890      86%

Federal income tax expense                   1,114             643      73%
                                          --------        --------
   Net income                               $2,400          $1,247      92%
                                          ========        ========

Basic earnings per share                     $0.24             N/A

Diluted earnings per share                   $0.24             N/A

Cash dividends declared per share           $0.075             N/A

Average shares outstanding - basic      10,018,153             N/A

Average shares outstanding - diluted    10,018,153             N/A

N/M - Not meaningful.

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                                                       At or for the Three
                                                           Months Ended
                                                           September 30,
Selected Financial Ratios and Other Data: (1)          1999           1998
---------------------------------------------      ---------------------------

Performance Ratios:
    Return on average assets (2)                        1.27%          0.81%
    Return on average equity (3)                        6.21%          8.21%
    Interest rate spread (4)                            2.65%          2.55%
    Net interest margin (5)                             3.60%          3.03%
    Efficiency ratio (6)                               48.62%         58.31%
    Net interest income to operating expenses         189.64%        155.67%
Capital Ratios:
    Equity to total assets at end of period            19.09%          9.72%
    Book value per share (7)                           $15.26            N/A
    Average interest-earning assets to
      average interest-bearing liabilities            126.29%        110.89%
Asset Quality Data:
    Nonperforming assets as a percent of
      total assets (8)                                  0.23%          0.21%
    Allowance for loan losses to
      non performing loans                            217.52%        243.83%
    Allowance for loan losses to loans
      outstanding                                       0.75%          0.81%
    Year-to-date net charge-offs (000's)                 $129            $67
    Annualized net charge-offs to average loans         0.11%          0.07%


    (1) Ratios are annualized where appropriate.
    (2) Ratio of net income to average total assets.
    (3) Ratio of net income to average equity.
    (4) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
    (5) Ratio of net interest income to average interest-earning assets.
    (6) Ratio of non interest expense to the sum of net interest income plus non interest income.
    (7) Total shareholders' equity divided by number of shares outstanding.
    (8) Non performing assets consist of nonperforming loans and repossessed automobiles.
    N/A - Not applicable.